                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  July 1, 1998
                                                 -----------------------
                                                 (June 30, 1998       )


                          WESTERN GAS RESOURCES, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



            Delaware                 1-10389         84-1127613
---------------------------------  -----------   ------------------
 (State or other jurisdiction of   (Commission   (I.R.S. Employer
 incorporation)                    File Number)  Identification No.)



12200 N. Pecos Street          Denver, Colorado          80234-3439
--------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)





                                (303) 452-5603
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)





                                  No Changes
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report).

ITEM 5.  OTHER EVENTS.

On July 1, 1998, the Company issued the following press release:

   July 1, 1998.  Western Gas Resources, Inc. ("Western") (NYSE:WGR) today
   ------------
announced that the Company has  received notice from RIS Resources (USA) Inc.
(RIS), a U.S. subsidiary of RIS Resources International Corp. (V.RIS), that RIS has elected to exercise its option to purchase a 50% interest in the Company's interest in the Granger and Lincoln Road gathering and processing complex ("Granger Complex") in the Greater Green River Basin of southwest Wyoming for $110 million. The closing date has been extended to August 31, 1998 to permit RIS to complete its financing for the transaction. The closing is subject to certain conditions and approvals, including approval of the Vancouver Stock Exchange. Pursuant to the agreement, Western will remain the operator of the Granger Complex.

Western is a leading independent gas gatherer and processor and an energy marketer providing a full range of services to its customers from the wellhead to the delivery point. The Company designs, constructs, owns and operates natural gas gathering, processing, treating and storage facilities in major gas-producing basins in the Rocky Mountain, Mid-Continent, Gulf Coast and Southwest regions of the United States. Western markets natural gas and natural gas liquids nationwide, providing risk management, storage, transportation and other services to a variety of customers.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    WESTERN GAS RESOURCES, INC.
                                    ---------------------------
                                    (Registrant)


Date: July 1, 1998                  By: /S/WILLIAM J. KRYSIAK
                                        ---------------------
                                        William J. Krysiak
                                        Vice President - Finance
                                        (Principal Financial and
                                         Accounting Officer)